DIGITALFX INTERNATIONAL, INC. TO CONCLUDE $7.0 MILLION PRIVATE PLACEMENT

LAS VEGAS, November 30, 2007 -- DigitalFX International, Inc. (AMEX: DXN), a digital communications company, today announced that it signed definitive agreements to issue $7.0 million of senior secured convertible notes, and warrants, to certain institutional investors, in a private placement, resulting in net proceeds to the Company of approximately $6.4 million, after the payment of placement agent fees and transaction expenses. Maxim Group LLC acted as placement agent in connection with the transaction.

"This financing provides us with working capital to support our product development and growth initiatives to drive growth in 2008,” said Craig Ellins, CEO of DigitalFX. “The additional funds also provide valuable flexibility and stability to continue to expand our business to a global level.”

The investors will purchase $7 million in senior secured convertible notes, and will receive warrants to purchase up to approximately 875,000 shares. The convertible notes will carry interest at 7.50% per annum on the unpaid/unconverted principal balance, payable quarterly in cash, and will be secured on a first priority senior secured basis against all of the assets of the Company. The convertible notes are convertible into approximately 2,500,000 shares, based on a conversion price of $2.80 per share. The warrants will have an exercise price of $2.93 per share.

The transaction is expected to close on November 30, 2007. The net proceeds of the offering will be used for strategic initiatives and general working capital purposes.

The convertible notes and warrants, and the shares underlying those notes and warrants, will not be initially registered under the Securities Act of 1933, as amended (the “Securities Act”), but will be sold in reliance upon exemptions from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act, and Regulation D promulgated under the Securities Act. Unless the notes, warrants or shares underlying the notes and warrants are registered, they may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About DigitalFX International, Inc.

DigitalFX International, Inc. (AMEX: DXN) is a creator of digital communications and social networking solutions, as showcased on its social network http://www.helloWorld.com. The company develops and markets proprietary communication and collaboration services, and social networking software applications, including video email, video instant messaging and live webcasting. DigitalFX International, Inc. is democratizing the world of online streaming video and digital media archiving with its flagship product, called The Studio. The Studio is an affordable, cross digital platform web-based solution. Only the DigitalFX Studio brings together all this capability, simply and in one place.

FORWARD-LOOKING STATEMENTS

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. An example of a forward-looking statement includes the statement regarding the anticipated closing of the financing transaction described in this release. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward looking statements if they comply with the requirements of the Act.